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                          SEQUUS PHARMACEUTICALS, INC.
                         1990 DIRECTOR STOCK OPTION PLAN

         1.       Purpose.

                  The purpose of the 1990 Director Stock Option Plan (the "Plan") of SEQUUS Pharmaceuticals, Inc., a Delaware corporation (the "Company"), is to compensate non-employee members of the Company's Board of Directors (the "Board") and to provide a means for such directors to increase their holdings of Company stock.

         2.       Definitions.

                  The following definitions shall apply to this Plan:

                  (a) "Annual Grant Date" shall mean, for each calendar year, beginning in 1991, the third business day following the release to the public of the Company's annual financial results.

                  (b) "Board" shall mean the Board of Directors of the Company.

                  (c) "Eligible Director" shall mean any person who is a member of the Board and who is not (i) a full or part-time employee of the Company or any subsidiary or affiliate of the Company or (ii) a beneficial holder of 10% or more of the outstanding shares of Common Stock of the Company.

                  (c) "Grant Date" shall mean the Initial Grant Date or the Annual Grant Date, as appropriate.

                  (d) "Initial Grant Date" shall mean the later of (i) January 31, 1990; or (ii) with respect to a grant of an Option to an Eligible Director, the date on which such Eligible Director is first elected to the Board.

                  (e) "Option" shall mean an option to purchase Shares granted under this Plan.

                  (f) "Option Agreement" shall mean the written agreement described in Section 6.

                  (g) "Shares" shall mean shares of common stock of the Company.

         3.       Administration.

                  (a) General. This Plan shall be administered by the Board in accordance with the express provisions of this Plan.

                  (b) Powers of Board. The Board shall have full and complete authority to adopt such rules and regulations and to make all such other determinations not inconsistent with the Plan as may be necessary for the administration of the Plan.
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         4.       Shares Subject to Plan.

                  (a) Aggregate Number. Subject to adjustment in accordance with
Section 6(g), an aggregate of 600,000 Shares is reserved for issuance under this Plan. Shares sold under this Plan may be unissued Shares or reacquired Shares. If any Options shall for any reason terminate or expire without having been exercised in full, Shares not purchased thereunder shall be available again for grant under this Plan.

                  (b) Rights as Stockholder. An Eligible Director shall have no rights as a stockholder with respect to Shares acquired by exercise of an Option until the issuance (as evidenced by the appropriate entry on the books of the Company or a duly authorized transfer agent) of a stock certificate evidencing the Shares. Subject to Section 6(g), no adjustment shall be made for dividends or other events for which the record date is prior to the date the certificate is issued.

         5.       Nondiscretionary Grants.

                  (a) Initial Grant. On the Initial Grant Date, each Eligible Director shall receive the grant of an Option to purchase 25,000 Shares.

                  (b) Regular Annual Grants. (i) With respect to Eligible Directors who are non-employee directors on January 1, 1992, on each Annual Grant Date, such Eligible Director then in office shall receive the grant of an Option to purchase 5,000 Shares (except for the 1992 Annual Grant Date, in which case such grant shall be of an Option to purchase 12,500 Shares); and (ii) with respect to Eligible Directors who are elected to the Board after January 1, 1992, on the first Annual Grant Date after the Initial Grant Date, each Eligible Director then in office shall receive the grant of an Option to purchase 12,500 Shares, and on each Annual Grant Date thereafter, each Eligible Director then in office shall receive the grant of an Option to purchase 5,000 shares; provided that in the case of both (i) and (ii) above, no Eligible Director shall receive under this Plan Options to purchase a total of more than 50,000 Shares.

                  (b) Adjustment. The number of Shares for which Options are granted in accordance with this Section 5 and the number of Shares subject to any Option shall be subject to adjustment in accordance with Section 6(g).

         6.       Terms of Option Agreements.

                  Upon the grant of each Option, the Company and the Eligible Director shall enter into an Option Agreement which shall specify the Grant Date and the exercise price, and shall include or incorporate by reference the substance of all of the following provisions and such other provisions consistent with this Plan as the Board may determine:

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                  (a) Term. The term of the Option shall be ten years from its
Grant Date, subject to earlier termination in accordance with Sections 6(f) or 6(h).

                  (b) Option Exercise. Each Option held by an Eligible Director shall become immediately exercisable in full or in part upon the grant of such Option; provided that the Options granted on the Initial Grant Date shall not be exercisable until the later of: (i) the approval by the Company's stockholders of the adoption of this Plan in accordance with Section 11, and (ii) the effectiveness of any registration statement or qualification required by applicable law with respect to the issuance of the Shares reserved under the Plan.

                  (c) Purchase Price. The purchase price of the Shares subject to each Option shall be the closing sales price for Shares or the closing bid if no sales were reported, as quoted on the National Market System of NASDAQ, on the Grant Date of such Option, or on the last preceding business day if such Grant Date is not a business day.

                  (d) Payment of Purchase Price. The purchase price of Shares acquired pursuant to an Option shall be paid in full at the time the Option is exercised in cash or by delivery of any property other than cash (including Shares, or other securities of the Company), so long as such property constitutes valid consideration for the Shares purchased under applicable law and is surrendered in good form for transfer, or by some combination of cash and such other property; provided, however, that Options may not be exercised by the delivery of Shares more frequently than at six-month intervals.

                  (e) Transferability. No Option shall be transferable otherwise than by will or the laws of descent and distribution, and an Option shall be exercisable during the Eligible Director's lifetime only by the Eligible Director.

                  (f) Termination of Membership on the Board. If an Eligible Director's membership on the Board terminates for any reason, an Option held at the date of termination may be exercised in whole or in part at any time within one year after the date of such termination (but in no event after the term of the Option expires) and shall thereafter terminate.

                  (g) Capitalization Changes. If any change is made in the Shares subject to the Plan or subject to any Option granted under the Plan, through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or otherwise, the Board shall make appropriate adjustments as to the maximum number of Shares subject to the Plan, the number of Shares covered by any Option grant, the maximum number of Shares for which Options may be granted to any Eligible Director, and the

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number of Shares and price per Share covered by outstanding Options.

                  (h) Change of Ownership. In the event of (x) a dissolution or liquidation of the Company, (y) a merger or consolidation in which the Company is not the surviving corporation, or (z) any other capital reorganization in which more than fifty percent (50%) of the shares of the Company entitled to vote are exchanged, the Company shall give to the Eligible Director, at the time of adoption of the plan for liquidation, dissolution, merger, consolidation or reorganization, either (i) a reasonable time thereafter within which to exercise the Option, prior to the effectiveness of such liquidation, dissolution, merger, consolidation or reorganization, at the end of which time the Option shall terminate, or (ii) the right to exercise the Option as to an equivalent number of shares of stock of the corporation succeeding the Company or acquiring its business by reason of such liquidation, dissolution, merger, consolidation or reorganization.

         7.       Use of Proceeds.

                  Proceeds from the sale of Shares pursuant to this Plan shall be used by the Company for general corporate purposes.

         8.       Legal Requirements.

                  The Company shall not be obligated to offer or sell any Shares except in compliance with all applicable federal and state securities laws and any rules and regulations thereunder. Any certificates representing shares purchased upon exercise of an Option shall bear appropriate legends.

         9.       Amendment of Plan.

                  The Board may amend the Plan at any time. No amendment adopted without stockholder approval may increase the number of shares as to which Options may be granted, reduce the exercise price below the price provided in the Plan, modify the requirements as to eligibility for participation, or materially increase the benefits accruing under the Plan. No amendment shall affect the rights of the holder of any Option, except with that holder's consent.

         10.      Termination or Suspension of Plan.

                  The Board at any time may suspend or terminate this Plan. This Plan, unless sooner terminated, shall terminate on the tenth anniversary of its adoption by the Board. No Option may be granted under this Plan while this Plan is suspended or after it is terminated. Suspension or termination of this Plan shall not affect the rights of the holder of any Option, except with that holder's consent.

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         11.      Stockholder Approval.

                  This Plan is subject to approval, at a duly held stockholders' meeting within 12 months after the date the Board approves this Plan, by the affirmative vote of a majority of the votes cast at which a quorum of the voting power of the Company is represented in person or by proxy. Options may be granted, but not exercised, before such stockholder approval. If the stockholders fail to approve this Plan within the required time period, any Options granted under this Plan shall be void, and no additional Options shall be granted.

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Adopted by the Board of Directors: January 31, 1990
Approved by the stockholders on May 30, 1990.
Amended by the Board of Directors on December 12, 1991.
Amendments approved by the stockholders on June 16, 1992.
Amended by the Board of Directors on June 14, 1995.


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